FINANCIAL STATEMENTS

                        TWELVE MONTHS ENDED JUNE 30, 1998
                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1




                                  CINERGY CORP.







                                   (Unaudited)


                                Pages 1 through 6


                                  CINERGY CORP.
                                  BALANCE SHEET
                                AT JUNE 30, 1998
                                   (unaudited)
                             (dollars in thousands)


ASSETS
                                                              Pro Forma
                                                  Actual     Adjustments    Pro Forma

Current Assets
  Cash and temporary cash investments           $    7,897     $ -        $     7,897
  Notes receivable from affiliated companies            43       -                 43
  Accounts receivable - net                            310       -                310
  Accounts receivable from affiliated companies     32,389       -             32,389
  Taxes receivable                                   5,404        75            5,479
  Prepayments and other                              3,059                      3,059
                                                ----------     -----       ----------
                                                    49,102        75           49,177

Other Assets
  Investments in consolidated subsidiaries       3,163,633       -          3,163,633
  Investments in unconsolidated subsidiaries        (6,853)      -             (6,853)
  Other                                              6,568      3,303           9,871
                                                ----------     ------      ----------
                                                 3,163,348      3,303       3,166,651

                                                $3,212,450     $3,378      $3,215,828

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

                                  CINERGY CORP.
                                  BALANCE SHEET
                                AT JUNE 30, 1998
                                   (unaudited)
                             (dollars in thousands)


CAPITALIZATION AND LIABILITIES

                                                              Pro Forma
                                                  Actual     Adjustments    Pro Forma
Common Stock Equity
  Common stock - $.01 par value;  authorized
  shares - 600,000,000;  outstanding shares -
    158,535,278 at June 30, 1998                $    1,585     $ -         $    1,585
  Paid-in capital                                1,599,435       -          1,599,435
  Retained earnings                                905,556       (140)        905,416
  Accumulated other comprehensive income            (3,330)      -             (3,330)
                                                ----------     ------      ----------
      Total common stock equity                  2,503,246       (140)      2,503,106

Current Liabilities
  Notes payable                                    698,500      3,303         701,803
  Accounts payable                                   1,113       -              1,113
  Accounts payable to affiliated companies           9,591       -              9,591
  Other                                               -___        215             215
                                                ----------     ------      ----------
                                                   709,204      3,518         712,722

                                                $3,212,450     $3,378      $3,215,828


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

                                  CINERGY CORP.
                               STATEMENT OF INCOME
                               TWELVE MONTHS ENDED
                                  JUNE 30, 1998
                                   (unaudited)
                             (dollars in thousands)

                                                              Pro Forma
                                                  Actual     Adjustments    Pro Forma

Other Income and Expenses - Net
  Equity in earnings of consolidated
    subsidiaries                                $205,622     $   -          $205,622
  Equity in earnings of unconsolidated
    subsidiaries                                  (2,913)        -            (2,913)
  Income taxes                                     7,491        75             7,566
  Other - net                                    (12,054)        -           (12,054)
                                                --------     -----          --------
                                                 198,146        75           198,221

Income Before Interest                           198,146        75           198,221

Interest                                          34,376       215            34,591
                                                --------     -----          --------

Net Income                                      $163,770     $(140)         $163,630


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

                                  CINERGY CORP.
                   STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                             (dollars in thousands)
                                   (unaudited)


                                                                                   Accumulated
                                                                                     Other            Total             Total
                                        Common       Paid-in        Retained      Comprehensive    Comprehensive     Common Stock
                                        Stock        Capital        Earnings         Income           Income            Equity

Twelve Months Ended June 30, 1998

Balance July 1, 1997                   $1,577      $1,570,533      $1,021,210      $(1,973)                           $2,591,347
Comprehensive income
  Net income                                                          163,770                        $163,770            163,770
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment                                                                                         (224)              (224)
    Minimum pension liability
      adjustment                                                                                       (1,133)            (1,133)
                                                                                                     --------
  Other comprehensive income
      total                                                                         (1,357)            (1,357)
                                                                                                     --------
Comprehensive income total                                                                           $162,413
Issuance of 856,149 shares of
  common stock - net                       8           28,859                                                             28,867
Treasury shares purchased                 (2)          (5,406)                                                            (5,408)
Treasury shares reissued                   2            5,748                                                              5,750
Dividends on common stock                                            (283,956)                                          (283,956)
Other                                                    (299)          4,532                                              4,233
                                      ------       ----------      ----------      -------                            ----------

Actual Balance June 30, 1998          $1,585       $1,599,435      $  905,556      $(3,330)                           $2,503,246

Pro Forma Adjustment                    -                -               (140)          -                                   (140)
                                      ------       ----------      ----------       -------                           ----------

Pro Forma Balance June 30, 1998       $1,585       $1,599,435      $  905,416       $(3,330)                          $2,503,106


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                                  CINERGY CORP.

            Pro Forma Consolidated Journal Entries to Give Effect to
Borrowing of $3,303,000 and Subsequent Investment by Cinergy Corp. of $3,303,000


Entry No. 1

Cash and temporary cash investments                 $3,303,000
   Notes payable                                                   $3,303,000

To record issuance of $3,303,000 of short-term notes payable.


Entry No. 2

Interest                                            $  214,695
   Other - current liabilities                                     $  214,695

To record interest on $3,303,000 of notes payable at 6.5% annum.


Entry No. 3

Taxes receivable                                    $   75,143
   Income taxes                                                    $   75,143

To record the reduction in income taxes due to increased interest expense on notes payable. ($214,695 at an assumed tax rate of 35%)


Entry No. 4

Other - Other Assets                                $3,303,000
   Cash and temporary cash investments                             $3,303,000

To record investment in Nth Power Technologies Fund.